As filed with the Securities and Exchange Commission on May 19, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Assertio Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	100 South Saunders Road, Suite 300 Lake Forest, Illinois 60045	85-0598378
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

Assertio Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan

(Full Title of the Plan)

Brendan P. O’Grady 100 South Saunders Road, Suite 300 Lake Forest, Illinois 60045	Copies to: Ryan A. Murr, Esq. Gibson, Dunn & Crutcher LLP One Embarcadero Center, Suite 2600 San Francisco, California 94111

(Name and Address of Agent For Service)

(224) 419-7106

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed in accordance with General Instruction E to Form S-8 by Assertio Holdings, Inc. (the “Company” or the “Registrant”) to register up to 8,200,000 shares of the Company’s Common Stock, par value $0.0001 per share, issuable under the Assertio Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan. The Company previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) on May 23, 2014 (File No. 333-196263), on May 26, 2016 (File No. 333-211642), on May 14, 2018 (File No. 333-224924), on May 10, 2019 (File No. 333-231366), on June 4, 2020 (File No. 333-238926), on May 12, 2022 (File No. 333-264880), on May 15, 2023 (File No. 333-271947), and on May 29, 2024 (File No. 333-279772), as well as post-effective amendments to certain of the foregoing Registration Statements on Form S-8 in connection with the Company’s reincorporations and name changes on August 15, 2018 (File Nos. 333-196263, 333-211642 and 333-224924) and on June 4, 2020 (File Nos. 333-196263, 333-211642, 333-224924 and 333-231366) (all such Registration Statements on Form S-8 and post-effective amendments thereto, collectively, the “Prior Registration Statements”). Except as supplemented by the information set forth herein, the contents of the Prior Registration Statements are incorporated herein by reference.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated May 13, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 17, 2021).

4.2	Amended and Restated Certificate of Incorporation of the Company, dated May 19, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K12B filed on May 19, 2020).

4.3	Amended and Restated Bylaws of the Company, dated November 2, 2022, as amended June 12, 2023 and May 30, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 30, 2024).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (contained on signature page).

99.1	Amended and Restated 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 13, 2025).

107.1*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 19, 2025.

Assertio Holdings, Inc.

By:	/s/ Brendan P. O’Grady
Name:	Brendan P. O’Grady
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brendan P. O’Grady and Ajay Patel, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brendan P. O’Grady	Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2025
Brendan P. O’Grady

/s/Ajay Patel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 19, 2025
Ajay Patel

/s/ Heather L. Mason	Chairman of the Board of Directors	May 19, 2025
Heather L. Mason

/s/ Sravan K. Emany	Director	May 19, 2025
Sravan K. Emany

/s/ Sigurd Kirk	Director	May 19, 2025
Sigurd Kirk

/s/ William T. McKee	Director	May 19, 2025
William T. McKee

/s/ David M. Stark	Director	May 19, 2025
David M. Stark

/s/ Mark L. Reisenauer	Director	May 19, 2025
Mark L. Reisenauer

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